UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 3, 2009

ALYST ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33563	20-5385199
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

233 East 69th Street, #6J New York, New York	10021
(Address of Principal Executive Offices)	(Zip Code)

      (646) 290-6104
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 8.01. Other Events

The registrant has updated its January 2009 investor presentation filed by the registrant as Exhibit 99.1 to the registrant’s Form 8-K on January 26, 2009.  The registrant, China Networks International Holdings, Ltd. (“China Networks”), CN Media, and/or Chardan Capital Markets, as financial advisor (“Chardan”), expect to utilize such presentation in meetings with investors regarding the registrant’s proposed business combination with China Networks and CN Media.  The April 2009 investor presentation is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Alyst , China Networks and CN Media and their respective directors and executive officers, and Chardan and its partners and directors, may be deemed to be participants in the solicitation of proxies for the special meeting of Alyst stockholders to be held to approve, among other things, the proposed business combination with China Networks.  In connection with the pending transaction, China Networks has filed with the SEC a Registration Statement on Form S-4, File No. 333-157026. The stockholders of Alyst are urged to read the Registration Statement and the preliminary proxy statement/prospectus and, when available, the definitive proxy statement/prospectus, as well as all other relevant documents filed or to be filed with the SEC, because they will contain important information about China Networks, Alyst and the proposed transaction. The final proxy statement/prospectus will be mailed to stockholders of Alyst after the Registration Statement is declared effective by the SEC.

Stockholders will be able to obtain a copy of the definitive proxy statement/prospectus and any other relevant filed documents at no charge from the U.S. Securities and Exchange Commission’s website (www.sec.gov).  These documents will also be available from Alyst at no charge, once filed with the SEC, by directing a request to 233 East 69th Street, #6J, New York, New York 10021.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Investor Presentation, April 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALYST ACQUISITION CORP.

Date: April 3, 2009	By:	/s/ Michael E. Weksel
	Name:	Michael E. Weksel
	Title:	Chief Operating Officer

Exhibit Index

Exhibit No.	Description
99.1	Investor Presentation, April 2009